Exhibit 5.1
Fraser Trebilcock Davis & Dunlap, P.C.
Lawyers

PETER L. DUNLAP[3]	PETER D. HOUK[1]
DOUGLAS J. AUSTIN	JONATHAN E. RAVEN
MICHAEL E. CAVANAUGH	THADDEUS E. MORGAN
JOHN J. LOOSE	ANNE BAGNO WIDLAK
DAVID E.S. MARVIN[4]	ANITA G. FOX[4]
STEPHEN L. BURLINGAME	ELIZABETH H. LATCHANA
DARRELL A. LINDMAN	TODD D. CHAMBERLAIN
IRIS K. LINDER	RYAN M. WILSON
GARY C. ROGERS	KENNETH S. WILSON[2]
MARK A. BUSH	ROBERT B. NELSON
MICHAEL H. PERRY	BRIAN P. MORLEY[6]
BRANDON W. ZUK	JOHN D. MILLER[7]
DAVID D. WADDELL	TONI L. HARRIS[8]
MICHAEL C. LEVINE	RYAN K. KAUFFMAN
THOMAS J. WATERS	JOSHUA S. SMITH
MARK R. FOX[2,4]	KATHERINE A. WEED
MICHAEL S. ASHTON	JENNIFER UTTER HESTON
H. KIRBY ALBRIGHT	DOUGLAS L. MINKE
GRAHAM K. CRABTREE	NICOLE L. PROULX
MICHAEL P. DONNELLY	VINCENT M. PECORA
EDWARD J. CASTELLANI[5]	G. ALAN WALLACE
NAN ELIZABETH CASEY
124 West Allegan Street, Suite 1000
LANSING, MICHIGAN 48933
TELEPHONE (517) 482-5800
FACSIMILE (517) 482-0887
website www.fraserlawfirm.com
Writer’s Direct Dial: (517) 377-0803
Writer’s E-mail: ILINDER@FRASERLAWFIRM.COM
Detroit Office
Telephone (313) 237-7300
Facsimile: (313) 961-1651
Archie C. Fraser (1902-1998)
Everett R. Trebilcock (1918-2002)
James R. Davis (1918-2005)
Of Counsel
Donald A. Hines
Ronald R. Pentecost
1Retired Circuit Judge
2Also Licensed in Florida
3Also Licensed in Colorado
4Also Licensed in District of Columbia
5Also Certified Public Accountant
6Also Licensed in North Carolina
7Also Licensed in Georgia
8Also Admitted by U.S. Patent and Trademark Office

October 27, 2006
Aurora Oil & Gas Corporation
4110 Copper Ridge Drive, Suite 1000
Traverse City, MI 49684
Dear Ladies and Gentlemen:
     We have acted as counsel to Aurora Oil & Gas Corporation, a Utah corporation (the “Company”) in connection with the Company’s filing of a Registration Statement on Form SB-2 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the sale by the Company of up to [14,375,000] shares of its common stock, par value $.01 per share (the “Common Stock”).
     In connection with the foregoing, we have examined originals or copies satisfactory to us of: (i) the Registration Statement, including the form of prospectus included therein; (ii) certain resolutions of the Board of Directors the Company regarding the authorization of the Registered Shares; (iii) the Company’s Restated Articles of Incorporation; (iv) the Company’s Bylaws; and (vii) a certificate as of a recent date from the State of Utah concerning the good standing of the Company as a corporation in Utah.
     We have also reviewed such other matters of law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

Aurora Oil & Gas Corporation
October 27, 2006

     We have also assumed that: (i) all Registered Shares have been or will be issued and sold in compliance with applicable federal and state securities laws; (ii) at the time of any offering or sale of any shares of Common Stock, the Company will have such number of shares of Common Stock authorized and available for issuance as may be offered and sold pursuant to the Registration Statement; (iii) there shall be no change in law affecting the validity of any of the shares of Common Stock (between the date hereof and the date of issuance and sale of such shares of Common Stock); and (iv) all parties to agreements involving the issuance or sale of the shares of Common Stock will perform their obligations thereunder in compliance with the terms of such documents.
     Based upon and subject to the foregoing, we are of the opinion that the issued and outstanding Registered Shares are legally issued, fully paid and non-assessable shares of Common Stock.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated pursuant to Section 7 of the Act or Item 509 of Regulation S-B promulgated under the Act.
     We are members of the Bar of the State of Michigan and do not hold ourselves out as being experts on laws other than laws of the State of Michigan and the laws of the United States of America. To the extent our opinion is based on Utah corporate law, we have relied on an unofficial compilation of the Utah Revised Business Corporation Act.
Very truly yours,
FRASER TREBILCOCK DAVIS & DUNLAP, P.C.